UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 29, 2011, PPL Corporation’s indirect wholly owned subsidiary, Kentucky Utilities Company (“KU”), as Borrower, entered into a $198,309,583.05 Letter of Credit Agreement, dated as of April 29, 2011, with Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as Administrative Agent and other lenders and letter of credit issuers named therein (the “Letter of Credit Agreement”), in order to provide for issuances of letters of credit to support KU’s obligations in respect of pollution control bonds.  The Letter of Credit Agreement terminates on April 29, 2014.  On May 2, 2011, letters of credit totaling $198,309,583.05 were issued under the Letter of Credit Agreement, replacing the letters of credit previously issued under KU’s existing revolving credit facility to provide payment support for certain variable rate pollution control bonds previously issued on its behalf.

KU will pay customary commitment and letter of credit issuance fees under the Letter of Credit Agreement.

The Letter of Credit Agreement contains a financial covenant requiring KU’s debt to total capitalization not to exceed 70% (as calculated pursuant to the Letter of Credit Agreement), and other customary covenants.  Failure to meet the covenants beyond applicable grace periods and certain other events, including the occurrence of a Change of Control (as defined in the Letter of Credit Agreement), could result in acceleration of due dates of any borrowings, cash collateralization of outstanding letters of credit and/or termination of the Letter of Credit Agreement.  The Letter of Credit Agreement also contains certain customary representations and warranties that must be made and certain other conditions that must be met for KU to cause the Issuing Lender to issue letters of credit.

The foregoing summary of the Letter of Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter of Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 -
$198,309,583.05 Letter of Credit Agreement, dated as of April 29, 2011, among Kentucky Utilities Company, as Borrower, and Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as Administrative Agent and the lenders and letter of credit issuing banks party thereto from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A, Farr
Paul A. Farr Executive Vice President and Chief Financial Officer

Dated:  May 2, 2011